EX99-906CERT


                                  CERTIFICATION


     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Market Vectors ETF Trust (comprising of Bank and Brokerage ETF, Biotech ETF, Environmental Services ETF, Gaming ETF, Wide Moat ETF, Pharmaceutical ETF, Retail ETF and Semiconductor ETF), do hereby certify, to such officer's knowledge, that:

     The annual report on Form N-CSR of Market Vectors ETF Trust for the period ending September 30, 2013 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Market Vectors ETF Trust.


Dated: December 4, 2013                 /s/ Jan F. van Eck
                                        ----------------------------------------
                                        Jan F. van Eck
                                        Chief Executive Officer
                                        Market Vectors ETF Trust


Dated: December 4, 2013                 /s/ John J. Crimmins
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                                        John J. Crimmins
                                        Treasurer & Chief Financial Officer
                                        Market Vectors ETF Trust



     This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.